As filed with the Securities and Exchange Commission on February 9, 2026
Registration No. 333-292639

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Compass, Inc.
(Exact name of registrant as specified in its charter)

Delaware	30-0751604
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
110 Fifth Avenue, 4th Floor
New York, New York 10011
(Address of Principal Executive Offices) (Zip Code)
Anywhere Real Estate Inc. Third Amended and Restated 2018 Long-Term Incentive Plan
Realogy Holdings Corp. Amended and Restated 2012 Long-Term Incentive Plan
Non-Plan Inducement Stock Options Award
Compass, Inc. 2021 Equity Incentive Plan
(Full title of the plans)
Ethan Glass
Chief Legal Officer and Corporate Secretary
Compass, Inc.
110 Fifth Avenue, 4th Floor
New York, New York 10011
(Name and address of agent for service)
(646) 982-0353
(Telephone number, including area code, of agent for service)
Copies to:

Joshua Kogan, P.C. Ross Leff, P.C. Rachael Coffey, P.C. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 (212) 446-4800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting Registrant, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 relates to the following registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on January 9, 2026 by Compass, Inc., a Delaware corporation (the “Registrant”):
• Registration Statement filed on Form S-8, File No. 333-292639, registering the offer and sale of (i) up to 14,231,069 shares of Common Stock issuable pursuant to Assumed Awards outstanding under the Former Anywhere Plan, Anywhere Plan or Inducement Stock Option Agreement and (ii) up to 10,768,931 Added Shares reserved for future issuance under the Registrant Stock Plan.
This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely for the purpose of refiling Exhibit 23.1 and Exhibit 23.2 thereto, to include the signature on the Consent of Independent Registered Public Accounting Firm and Consent of Independent Auditors, respectively. All other portions of the Registration Statement, as previously filed, remain unchanged. No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statement.

Item 8.	Exhibits.
See Exhibit Index.

EXHIBIT INDEX

Exhibit Number	Description

4.1+	Restated Certificate of Incorporation of Compass, Inc. (filed with the Commission on May 13, 2021 as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q and incorporated herein by reference)

4.2+	Restated Bylaws of Compass, Inc. (filed with the Commission on May 13, 2021 as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q and incorporated herein by reference)

5.1+	Opinion of Kirkland & Ellis LLP

10.1+	2021 Equity Incentive Plan of Compass, Inc. and forms of award agreements thereunder (filed with the Commission on April 1, 2021 on Form S-8 and incorporated herein by reference)

10.2+	Amendment to 2021 Equity Incentive Plan of Compass, Inc.

10.3+	Third Amended and Restated 2018 Long-Term Incentive Plan of Anywhere Real Estate, Inc. (filed with the Commission on May 7, 2025 on Form S-8 (File No. 333-287038) and incorporated herein by reference)

10.4+	Realogy Holdings Corp. Amended and Restated 2012 Long-Term Incentive Plan (filed with the Commission on October 12, 2012 on Form S-8 (File No. 333-184383) and incorporated herein by reference)

10.5+
Non-Plan Inducement Stock Option Agreement dated October 23, 2017 between Realogy Holdings Corp. and Ryan M. Schneider (filed with the Commission on October 23, 2017 on Form 8-K (File No. 333-148153) and incorporated herein by reference)

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of Compass, Inc.

23.2*	Consent of PricewaterhouseCoopers LLP, independent auditors for At World Properties Holdings, LLC

23.3+	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1)

24.1+	Power of Attorney (included in the signature page of this Registration Statement)

99.1+
Consolidated Financial Statements of At World Properties Holdings, LLC for the year ended December 31, 2024 (filed with the Commission on November 14, 2025 as Exhibit 99.1 to the Registrant’s Registration Statement on Form S-4 and incorporated herein by reference)

99.2+
Consolidated Financial Statements of At World Properties Holdings, LLC for the year ended December 31, 2023 (filed with the Commission on March 28, 2025 as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference)

107+	Filing Fee Table

*	Filed herewith.
+	Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 9, 2026.

COMPASS, INC.

By:	/s/ Scott Wahlers
Name:	Scott Wahlers
Title:	Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Scott Wahlers, Ethan Glass and Irina Spaho and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on February 9, 2026 in the capacities indicated.

Signature	Title	Date
/s/ Robert Reffkin	Chief Executive Officer	February 9, 2026
Robert Reffkin	(Principal Executive Officer)

/s/ Scott Wahlers	Chief Financial Officer	February 9, 2026
Scott Wahlers	(Principal Financial Officer and Principal Accounting Officer)

*	Director	February 9, 2026
Allan Leinwand

*	Director	February 9, 2026
Frank Martell

*	Director	February 9, 2026
Josh McCarter

*	Director	February 9, 2026
Charles Phillips

*	Director	February 9, 2026
Steven Sordello

*	Director	February 9, 2026
Pamela Thomas-Graham

*	Director	February 9, 2026
Dawanna Williams

*By:	/s/ Scott Wahlers
Scott Wahlers Attorney-in-fact